Exhibit 99.1

 Playtex Products, Inc. Reports First Quarter 2004 Operating Earnings Increase
                       of 16% on Net Sales Increase of 8%

    WESTPORT, Conn.--(BUSINESS WIRE)--April 21, 2004--Playtex Products, Inc. (NYSE: PYX) today reported results for the first quarter of 2004. In the first quarter, the Company reported that operating earnings were $37.0 million or 16% ahead of the year ago level of $31.8 million. Net sales were $196.0 million in the first quarter of 2004, which compare favorably with prior year results of $180.9 million, an increase of 8%. Net earnings were $8.4 million, or $0.14 per diluted share, including a non-cash write-off of deferred financing costs associated with retired debt of $6.9 million, or $0.07 per diluted share. These results compare with first quarter 2003 net earnings of $11.4 million or $0.19 per diluted share.
    "This was an excellent quarter, representing a solid start to 2004, with positive net sales performance in our key categories. Our Feminine Care net sales were 17% above year ago due to the positive sell-in to retailers of our new Beyond tampon as well as continued stability in our Gentle Glide tampon franchise. Infant Care net sales were up 11% compared to year ago as we are seeing positive momentum as a result of new product innovations, continuous product improvements and enhanced positioning to breastfeeding moms. Sun Care net sales exceeded last year by 3%. We are encouraged by our early season consumption trend in Sun Care and we continue to effectively manage the timing of seasonal shipments to more closely align with the consumption period. In addition to our reported results, we are on target with our operational restructuring initiative and have continued to see improved working capital performance," stated Michael
R. Gallagher, Chief Executive Officer.
    The Company re-confirms guidance for 2004 with diluted earnings per share estimated at $0.27 to $0.30 for the year, which includes the impact on the current quarter of $0.07 per diluted share for a non-cash write-off of deferred financing costs related to the early extinguishment of debt.
    In late 2002, Playtex announced that it would explore strategic alternatives in order to enhance shareholder value, including a possible sale or merger of the entire Company, a partial sale, a divestiture of assets and other potential transactions. After a thorough assessment of a number of options, it was concluded that, at this time, it is more beneficial to remain an independent, stand-alone company.
    The Company believes that, in the near term, the most effective way to enhance shareholder value will be to build on the operational momentum experienced in the first quarter of 2004, most notably in the Feminine Care and Infant Care sectors, concentrate on such measures as aggressive cost reductions that improve profitability, and reduce working capital requirements. Further, the Company recently completed the refinancing of its senior debt through the issuance of $460.0 million of senior secured notes and a $150.0 million asset-based credit facility, which provided the Company with considerably greater financial and operational flexibility to execute its on-going strategy. Going forward in the normal course of business, the Company will continue to consider any strategic opportunities that increase shareholder value.

    Playtex will hold a conference call with analysts and investors at 11:00 a.m. EST on Thursday, April 22, 2004. To access the simultaneous web cast or replay of this call, please go to the "Investor Relations" portion of our web site: www.playtexproductsinc.com.

    Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.

    With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.




                        PLAYTEX PRODUCTS, INC.
                        CONSOLIDATED NET SALES
                          THREE MONTHS ENDED
                       (Unaudited, in thousands)

                                                 March 27,   March 29,
                                                   2004        2003
                                                 ---------   ---------

Infant Care                                      $  65,279   $  58,802
Feminine Care                                       57,044      48,803
Sun Care                                            55,558      53,840
Household Products &
 Personal Grooming                                  18,104      19,488
                                                 ---------  ----------
Total                                            $ 195,985   $ 180,933
                                                 =========  ==========





                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          THREE MONTHS ENDED
           (Unaudited, in thousands, except per share data)

                                                 March 27,  March 29,
                                                   2004       2003
                                                 ---------  ---------

Net sales                                       $ 195,985  $ 180,933
Cost of sales                                      91,699     84,183
                                                ---------- ----------
   Gross profit                                   104,286     96,750

Operating expenses:
   Selling, general and administrative (1)         66,995     64,721
   Restructuring (1)                                   93          -
   Amortization of intangibles                        226        226
                                                ---------- ----------
   Total operating expenses                        67,314     64,947
                                                ---------- ----------

   Operating earnings                              36,972     31,803

   Interest expense, net                           16,406     13,447
   Expenses related to retirement of debt,
    net (2)                                         6,432          -
   Other expenses                                     299        453
                                                ---------- ----------

   Earnings before income taxes                    13,835     17,903

   Income tax expense                               5,459      6,500
                                                ---------- ----------

   Net earnings                                 $   8,376  $  11,403
                                                ========== ==========
   EPS: Basic                                   $    0.14  $    0.19
        Diluted                                 $    0.14  $    0.19

   Weighted average shares outstanding:
    Basic                                          61,216     61,216
    Diluted                                        61,216     62,805

   Memo Accounts:
    EBITDA (3)                                  $  34,143  $  35,047
    Depreciation                                $   3,676  $   3,471
    Capital expenditures                        $   3,035  $   3,673


(1) In the fourth quarter of 2003, with the guidance of outside operation consultants, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As a part of this program in the first quarter of 2004, we incurred $0.1 million of restructuring costs and $1.4 million of related expenses that are included in the SG&A line of the Consolidated Statement of Earnings.

(2) On February 19, 2004, we issued $460.0 million of 8% Senior Secured Notes and entered into a New Credit Facility which consists of a $7.5 million Term Loan and a $142.5 million Revolver. With the proceeds from these transactions, we repaid our then outstanding variable rate bank indebtedness and terminated our receivables facility. As a result of these transactions, we recorded a loss of $6.7 million associated with the write-off of related unamortized deferred financing costs.

Also on February 19, 2004, we repurchased on the open market $10.0 million principal amount of our 9 3/8% Senior Subordinated Notes. This transaction resulted in approximately a $0.5 million gain, which was offset in part by approximately a $0.2 million write-off of unamortized deferred financing fees.

(3) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. See Reconciliation of Consolidated
EBITDA to Net Earnings later in this document.






                        PLAYTEX PRODUCTS, INC.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)

                                                March 27, December 27,
                                                  2004       2003
                                               (Unaudited)
                                               ---------- ------------
                     Assets
Current assets:
 Cash                                        $    22,884    $  27,453
 Accounts receivables, less allowance for
  doubtful accounts                              146,649       23,478
 Retained interest in receivables                      -       64,633
 Inventories                                      75,301       78,413
 Deferred income taxes, net                        8,814        8,994
 Income taxes receivable                               -        3,826
 Other current assets                              6,991        8,370
                                             ------------  -----------
   Total current assets                          260,639      215,167
Net property, plant and equipment                124,743      125,425
Intangible assets, net:
 Goodwill                                        494,307      494,307
 Trademarks, patents & other                     138,045      138,271
                                             ------------  -----------
   Total intangible assets, net                  632,352      632,578
Deferred financing costs                          18,091       13,109
Other noncurrent assets                            6,570        7,019
                                             ------------  -----------
   Total assets                              $ 1,042,395    $ 993,298
                                             ============  ===========

      Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                            $    35,846    $  39,306
 Accrued expenses                                 57,903       53,242
 Income taxes payable                              4,658        4,169
 Current maturities of long-term debt                  -        4,500
                                             ------------  -----------
   Total current liabilities                      98,407      101,217

Long-term debt                                   827,500      788,750
Other noncurrent liabilities                      16,686       16,404
Deferred income taxes                             63,517       59,139
                                             ------------  -----------
   Total liabilities                           1,006,110      965,510
                                             ------------  -----------

Stockholders' equity:
 Common stock, $0.01 par value, authorized
  100,000,000 shares, issued and outstanding
  61,215,856 shares at March 27, 2004 and
  December 27, 2003                                  612          612
 Additional paid-in capital                      526,233      526,233
 Retained earnings (accumulated deficit)        (490,163)    (498,539)
 Accumulated other comprehensive
  earnings (loss)                                   (397)        (518)
                                             ------------  -----------
   Total stockholders' equity                     36,285       27,788
                                             ------------  -----------
   Total liabilities and
    stockholders' equity                     $ 1,042,395    $ 993,298
                                             ============  ===========

Memo accounts:
 Long-term debt including current maturities
  of long-term debt                          $   827,500    $ 793,250
                                             ============  ===========
 Receivables, comparative                    $   146,649    $ 109,111
                                             ============  ===========





                        PLAYTEX PRODUCTS, INC.
         RECONCILIATION OF CONSOLIDATED EBITDA TO NET EARNINGS
                          THREE MONTHS ENDED
                       (Unaudited, in thousands)

The table below reconciles EBITDA to net
 earnings, the most directly comparable
 GAAP measure.                              March 27,     March 29,
                                              2004          2003
                                             --------     --------

Net earnings                                $  8,376      $ 11,403
Income tax expense                             5,459         6,500
Interest expense, net                         16,406        13,447
Amortization of intangibles                      226           226
Depreciation                                   3,676         3,471
                                            ---------     --------
EBITDA (1)                                  $ 34,143 (2)  $ 35,047 (3)
                                            =========     ========

(1) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures for interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

-- EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

-- EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

-- EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

-- Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

-- Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance with accounting principles generally accepted in the U.S. and using EBITDA only supplementally.

(2) For the three months ended March 27, 2004, EBITDA included: a loss of $6.9 million associated with the write-off of unamortized deferred financing costs which were offset in part by a gain of $0.5 million related to the repurchased on the open market $10.0 million principal amount of our 9 3/8% Senior Subordinated Notes; $0.1 million of restructuring costs and $1.4 million of related expenses associated with our program to improve operational effectiveness and profitability; and $0.3 million of other expenses, which consisted of financing fees associated with our now terminated AR Facility.

(3) For the three months ended March 29, 2003, EBITDA included $0.5 million of other expenses, which consisted of financing fees associated with our AR Facility.



    CONTACT: Playtex Products, Inc.
             Laura Kiernan, 203-341-4262